Exhibit 5.1

Letterhead of Kane Kessler, P.C.

1350 Avenue of the Americas, 26th Floor

New York, New York 10019

December 14, 2015

Northwest Biotherapeutics, Inc.

4800 Montgomery Lane

Suite 800

Bethesda, MD 20814

Re: Registration Statement on Form S-3 of Northwest Biotherapeutics, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $150,000,000 principal amount of securities consisting of (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities of the Company (the “Warrants”); and (v) units comprised of Common Stock, Preferred Stock, Debt Securities, and Warrants (the “Units”, and collectively with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units may be issued and sold or delivered from time to time as set forth in the Registration Statement, and any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”).

The Debt Securities will be issued in one or more series pursuant to an indenture (as amended or supplemented from time to time) (the “Indenture”) to be entered into between the Company and a trustee to be named (the “Trustee”). The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), by and between the Company and the other parties to the Warrant Agreements.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Certificate of Incorporation”), (ii) the Amended and Restated By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

Northwest Biotherapeutics, Inc.

December 14, 2015

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have assumed for purposes of this opinion that (i) each of the parties to the Warrant Agreements and the Indenture, other than the Company, are or will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each of the Indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and will constitute a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Warrant Agreements will be duly authorized, executed and delivered by each of the parties to the Warrant Agreements (other than the Company) and will constitute a legally valid and binding obligation of such parties, enforceable against such parties in accordance with its terms; (iv) the Trustee and the parties to the Warrant Agreements are or will be duly qualified to engage in the activities contemplated by the Indenture and the Warrant Agreements; (v) the Trustee and the parties to the Warrant Agreements (other than the Company) have or will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and Warrant Agreements, respectively; (vi) the Trustee is or will be qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement; and (vii) any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (a) any agreement or instrument to which the Company or their properties are subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

Northwest Biotherapeutics, Inc.

December 14, 2015

1. With respect to any Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the issuance and sale of the Common Stock does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Common Stock is duly issued and delivered against payment of adequate consideration therefore (not less than the par value of the Common Stock) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock when so issued will be validly issued, fully paid and non-assessable.

2. With respect to any series of Preferred Stock (the “Offered Preferred Stock”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Preferred Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Stock and related matters; (v) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the due issuance and delivery of the Offered Preferred Stock against payment of adequate consideration therefore (not less than the par value of the Offered Preferred Stock) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement approved by the Board of Directors of the Company, the Offered Preferred Stock when issued will be validly issued, fully paid and non-assessable.

Northwest Biotherapeutics, Inc.

December 14, 2015

3. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Debt Securities provides that it shall be governed by New York law, that courts other than New York courts will give effect to such choice of law, and shall have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Northwest Biotherapeutics, Inc.

December 14, 2015

4. With respect to any Warrants, when (i) the Warrant Agreements have been duly authorized, executed, and delivered by the Company, (ii) the specific terms of a particular issuance of Warrants have been duly established by Warrant Agreements in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreements and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (a) that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) that the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company.

5. With respect to any Units (the “ Offered Units ”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Units and related matters; (v) the issuance and sale of the Offered Units does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the due issuance and delivery of the Offered Units against payment of adequate consideration therefore (not less than the par value of the Offered Units) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement approved by the Board of Directors of the Company, the Offered Units when issued will be validly issued, fully paid and non-assessable.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, any supplemental indenture, or the Offered Debt Securities that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in the Indenture or Offered Debt Securities or (ii) provisions of the Indenture or Offered Debt Securities relating to severability.

The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions:

1.	the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors' generally; and

2.	the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Northwest Biotherapeutics, Inc.

December 14, 2015

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations. The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

/s/ KANE KESSLER, P.C.

KANE KESSLER, P.C.